
325461
10 oz
GOLD
999.9
GOLD
MINES INDEX
999.9
FINE

Reject the Revised Yamana Offer

August 20, 2007

FORWARD LOOKING *statement*

- **CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS**

- This presentation, including the discussion of the reasons for the Board of Directors' recommendation that Meridian shareholders reject the Revised Yamana Offer, contains forward-looking information (as defined in the Securities Act (Ontario)) and forward-looking statements that are based on expectations, estimates and projections as of the date of this presentation. These forward-looking statements can often, but not always, be identified by the use of forward-looking terminology such as "plans", "predicts", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases, or statements that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved. Actual results and developments (including forecasted production, earnings and cash flows) are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this presentation.

- Forward-looking statements contained in this presentation are based on a number of assumptions that may prove to be incorrect, including, but not limited to: the value of the assets of Meridian, Yamana and Northern Orion; the successful completion of new development projects, planned expansions or other projects within the timelines anticipated and at anticipated production levels; the accuracy of reserve and resource estimates, grades, mine life and cash cost estimates; whether mineral resources can be developed; interest and exchange rates; the price of gold and other metals; the strength of the economic fundamentals of gold relative to other base metals; competitive conditions in the mining industry; title to mineral properties; financing requirements; general economic conditions; changes in laws, rules and regulations applicable to Meridian; and whether or not an alternative transaction superior to the Revised Yamana Offer may emerge. In addition to being subject to a number of assumptions, forward-looking statements in this presentation involve known and unknown risks, uncertainties and other factors that may cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements, including the risks identified under "Note Concerning Resource Calculations" in Meridian's Directors' Circular as well as the risks identified in the filings by Meridian with the SEC and Canadian provincial securities regulatory authorities, including Meridian's Annual Report on Form 40-F for the fiscal year ended December 31, 2006.

- Meridian believes that the expectations reflected in the forward-looking statements contained in this presentation are reasonable, but no assurance can be given that these expectations will prove to be correct. In addition, although Meridian has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, you should not place undue reliance on any forward-looking statements contained in this presentation.

- **ADDITIONAL DISCLOSURE**

- Shareholders of Meridian and other interested parties are advised to read Meridian's Directors' Circular and the Solicitation/Recommendation Statement on Schedule 14D-9 filed by Meridian with the SEC on July 31, 2007 (including any amendments or supplements thereto and the other documents filed as exhibits thereto), because they contain important information. Shareholders and other interested parties may obtain a free copy of the Directors' Circular and Meridian's Schedule 14D-9 at the Investor Relations section of Meridian's website at www.meridiangold.com, or by contacting Georgeson Shareholder, the information agent retained by Meridian, at 1-888-605-7618. Free copies of Meridian's Directors' Circular are also available at www.sedar.com and, together with Meridian's Schedule 14D-9, at www.sec.gov. The Directors' Circular was filed by Meridian as an exhibit to Meridian's Schedule 14D-9.

MERIDIAN *Board Recommendations*

- Revised Yamana Offer **still** does not reflect an adequate premium for control of Meridian
  - *Meager 2.9% increase versus previous unsolicited offer*

- **The Meridian Board unanimously recommends that shareholders REJECT the revised unsolicited offer from Yamana**

- **Meridian Shareholders are urged NOT to tender their shares**

SUMMARY *of the Revised Yamana Offer*

The Revised Yamana Offer

- Revised unsolicited offer filed August 14, 2007
- 2.235 Yamana common shares plus C$4.00 in cash for each Meridian common share
- Pro forma Meridian shareholder ownership of 34%[1]

Offer Period

- Expires September 7, 2007 (8:00 p.m. EDT) unless extended or withdrawn

Key Conditions

- Not less than 66 2/3% of Meridian shares tendered
- Satisfaction or waiver of all conditions to the proposed transaction with Northern Orion
- Waiver of Rights Plan / regulatory approvals/ broad Material Adverse Effect conditions

Pro Forma Ownership (1)



Meridian 34%
Yamana 53%
Northern Orion 13%

Consideration Mix (2)



85%
15%
Cash
Shares

1. Based on basic shares outstanding.
2. Based on the Yamana closing share price as at August 17, 2007 on the Toronto Stock Exchange.

MARGINAL *Increase in Total Consideration*

- Revised Yamana Offer represents a meager 2.9% (1) increase to Yamana's initial Offer



June 27, 2007
August 13, 2007 (1)
August 17, 2007
C$32.25
C$29.01
2.9%
C$29.86
-9.7%
C$26.95
Initial Offer
Revised Offer

1. Based on the Yamana closing share price as at August 13, 2007 on the Toronto Stock Exchange, the last closing price prior to the announcement of Yamana's Revised Offer.

MARGINAL *Increase in Cash Portion*

- The Revised Yamana Offer continues to be overwhelmingly comprised of Yamana shares
- As a percentage of the total consideration to Meridian shareholders, the cash consideration has increased only marginally to 14.8%[(2)]



August 13, 2007 (1)
August 17, 2007
Consideration Percentage
89.1%
10.9%
86.6%
13.4%
85.2%
14.8%
% Share Consideration
% Cash Consideration
Initial Offer
Revised Offer

1. Based on the Yamana closing share price as at August 13, 2007 on the Toronto Stock Exchange, the last closing price prior to the announcement of Yamana's Revised Offer.
2. Based on the Yamana closing share price as at August 17, 2007 on the Toronto Stock Exchange.

INADEQUATE *Premium*

- The Revised Yamana Offer still does not reflect an adequate premium for control of Meridian
- Since June 27, 2007 when Yamana first announced its intention to bid for Meridian, Meridian has performed in line with relevant indices and its closest peers, whereas Yamana has significantly underperformed
- If the Meridian shares had tracked the rise in the Philadelphia Gold & Silver Index (XAU) since Yamana's original June 27 announcement, the amended offer would represent a one day premium of only 8.3%

Indices	Rel. Perf. Since June 27 (1)	Implied Meridian Price (2)	Adjusted Offer Premium (Discount)
	(%)	(C$)	(%)
Gold	2.6%	$26.88	0.3%
Americas Mid-Cap (3)	(0.7%)	$26.03	3.5%
Meridian	(1.0%)	$25.96	3.8%
S&P/TSX Gold Index	(3.4%)	$25.32	6.4%
XAU Index	(5.1%)	$24.88	8.3%
Yamana	(21.1%)	—	—

1. Through close of business on August 17, 2007.
2. Implied Meridian share price calculated by applying C$ relative performance since June 27, 2007 to Meridian share price of C$26.21 of June 27, 2007.
3. Americas Mid-Cap is the average of Agnico-Eagle Mines Limited, Compañia de Minas Buenaventura, Kinross Gold Corp. and IAMGold Corporation performance.

QUESTIONS

MERIDIAN GOLD

Krista Muhr, Senior Manager, Investor Relations

9670 Gateway Drive, Suite 200

Reno, Nevada 89521

krista.muhr@meridiangold.com

North American Toll Free Number:

1-800-572-4519

Local Number:

1-775-850-3764

Georgeson

Information Agent for Meridian

North American Toll Free Number:

1-888-605-7618

Bankers and Brokers Call Collect:

1-212-440-9800